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                       * * * FOR IMMEDIATE RELEASE * * *
                            ISSUED JANUARY 20, 1997


            ITALIAN OVEN ANNOUNCES COURT APPROVAL OF ASSET SALE TO
                               WHITECLIFF GROUP



FOR MORE INFORMATION


CONTACT J. GARVIN WARDEN at (412) 537-8430

     The Italian Oven, Inc. (the "Company") today announced that the Bankruptcy Court overseeing the Company's reorganization under Chapter 11 of the Bankruptcy Code approved the sale of substantially all of the assets of the Company to an affiliate of The Whitecliff Group, Inc. The Court's order, which was entered by Judge Judith K. Fitzgerald, was dated January 19, 1997.

     J. Garvin Warden, Interim Chief Executive Officer for the Company, said "This sale was accomplished on an expedited basis as a result of the persistence of the Whitecliff Group and the dedicated efforts of the Company's creditors, franchisees, management, employees and the Company's counsel, Sable, Makoroff & Gusky, P.C."

     The Company and Whitecliff anticipate that the asset sale will be completed on or before January 31, 1997.



                                  EXHIBIT 99.2